EXHIBIT 99.1

| Press Release

Bill Barrett Corporation to Release Fourth Quarter and Full Year 2007 Results on February 26, 2008

DENVER, CO—(Marketwire - January 08, 2008) - Bill Barrett Corporation (NYSE: BBG) plans to release its fourth quarter and full year 2007 financial and operating results before the market opens on Tuesday, February 26, 2008 and will host a conference call to discuss results at 12:00 p.m. EST, also on February 26.

Please join Bill Barrett Corporation via the Internet for a webcast of the conference call:

Date/Time:	Tuesday, February 26, 2008 at 12:00 p.m. EST
(10:00 a.m. MST)

Webcast:	Live and archived webcast available at
www.billbarrettcorp.com, then click on
“Fourth Quarter and Full Year 2007
Results - Webcast” under “Current Events”
on the homepage

Alternatively, you may join by telephone:

Call-in Number:	800-344-0624 US/Canada
706-643-1890 International

Passcode:	30383795

A telephonic replay will be available approximately two hours after the call on Tuesday, February 26, 2008 through Friday, February 29, 2008. You may access this replay at:

Replay Number:	800-642-1687 US/Canada
706-645-9291 International

Passcode:	30383795

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, explores for and develops natural gas and oil in the Rocky Mountains. Additional information about the Company may be found on its web site www.billbarrettcorp.com.

Company contact:

Jennifer Martin

Investor Relations

303-312-8155